Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NAVISTAR INTERNATIONAL CORPORATION

FIRST: The name of the corporation is Navistar International Corporation (the “Corporation”).

SECOND: The address of its registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10, consisting of:

(1) 1 share of a class designated preference stock, with a par value of $1.00 (the “Preference Stock”), and

(2) 9 shares of common stock, with a par value of $0.10 per share (the “Common Stock”),

amounting in the aggregate to $1.90.

FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

SEVENTH: The Corporation expressly elects not to be governed by Section 203 of Delaware Law.

EIGHTH: (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation (which term shall include any predecessor corporation of this Corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (“indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided however, that, except as provided in paragraph 2 of this ARTICLE EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE EIGHTH or otherwise.

(2)     If a claim under paragraph 1 of this ARTICLE EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) or by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this ARTICLE EIGHTH or otherwise shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

(3)     The rights conferred on any person by paragraphs 1 and 2 of this ARTICLE EIGHTH shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, this certificate of incorporation by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(4)     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

(5)     Persons who are not included as indemnitees under paragraph 1 of this ARTICLE EIGHTH but are employees of the Corporation or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

TENTH: The Preference Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preference Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preference Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of Preference Stock

(i) may have such voting powers, full or limited, or may be without voting powers; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and (viii) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Preference Stock. Shares of any series of Preference Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Stock to be created by resolution or resolutions by the Board of Directors or as part of any other series of Preference Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Stock.

(1)     Series B Stock. The designated powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of one (1) share of a series of Preference Stock are as follows:

(a)     Designation. The designation of this series of Preference Stock shall be “Nonconvertible Junior Preference Stock, Series B (With Par Value of $1.00)” (referred to herein as the “Series B Stock”).

(b)     Dividends. The holder of the share of the Series B Stock shall not be entitled to receive dividends with respect to the Series B Stock.

(c)     Rights of Redemption. The Series B Stock shall be subject to redemption as follows:

(i)     Optional Redemption. At any time after the holder of Series B Stock has not been entitled to vote separately as a class to elect a director at any time for five consecutive years, the Series B Stock may be redeemed at the option of the Corporation, in whole or in part, at any time or from time to time upon not less than five days’ prior notice to the holder of record of the Series B Stock sent by first class mail, postage prepaid, to such holder at its address appearing on the Series B Stock register maintained by the Corporation, at a redemption price of $1.00 (hereinafter called the “Series B Redemption Date”).

(ii)     Effect of Redemption. All rights of the holder of Series B Stock as a stockholder of the Corporation by reason of the ownership of Series B Stock shall cease on the Series B Redemption Date, except the right to receive the amount payable upon redemption of such share on presentation and surrender of the certificate representing such share. After the Series B Redemption Date, such share shall not be deemed to be outstanding.

(d)     Rights on Liquidation, Dissolution, Winding Up.

(i)     Liquidation Payment. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, the holder of the Series B Stock (if then outstanding) shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to the Series B Stock, an amount equal to $1.00 per share. The merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall not in any event be considered a dissolution, liquidation or winding up of the Corporation under this paragraph (d).

(ii)     Proportionate Distribution. In the event the assets of the Corporation available for distribution to the holder of the Series B Stock upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holder is entitled pursuant to subparagraph (1) of this paragraph (d), no such distribution shall be made on account of any shares of any other class or series of preference stock ranking on a parity with the Series B Stock upon liquidation unless proportionate distributive amounts shall be paid on account of the Series B Stock, ratably, in proportion to the full distributive amounts to which the holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

(e)     Voting. The Series B Stock shall not have any voting powers, either general or special, except as required by applicable law and as follows:

(i)     Change of Priority or Rights. Without the affirmative vote or consent of the holder of the Series B Stock, voting or consenting (as the case may be) separately as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the Corporation shall not (i) change the number of authorized shares of the Series B Stock or (ii) amend this Certificate of Incorporation or take any other action (including, without limitation, a merger or consolidation to which the Corporation is a constituent party) which would have the effect of eliminating the Series B Stock or of amending, altering or repealing any of the preferences, special rights or powers of the holder of the Series B Stock so as adversely to affect such preferences, special rights or powers.

(ii)     Election of Director. Until the Fully Funded Date, the number of directors constituting the Board of Directors of the Corporation shall be increased by one, and the holder of the Series B Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect one person to fill such newly created directorship. Except for the involuntary resignation of any such director under this subparagraph (b) or the removal of any such director by the holder of the Series B Stock, the director elected by the holder of the Series B Stock shall have a one year term of office. The right of the holder of Series B Stock to elect a director may be exercised by written consent of such holder. On the Fully Funded Date, the special right of the holder of the Series B Stock so to vote separately as a class for the election of a director shall terminate (subject to subsequent revesting as provided below) and the director elected by the holder of the Series B Stock shall be deemed to have resigned effective immediately without any further action upon such person’s part. Subsequent to the Fully Funded Date, the special right of the holder of Series B Stock to vote separately as a class for the election of a director shall revest at any time when the balance of the Employers’ funding contribution held under the Health Benefit Trust falls below 85% of the Fully Funded Amount; provided, however, that such revested special right of the holder of Series B Stock to vote separately as a class for the election of a director shall terminate (subject to revesting as provided by this subparagraph (b)) if the balance of the Employers’ funding contribution held under the Health Benefit Trust rises above 85% of the Fully Funded Amount. At any time when the holder of the Series B stock has the right to elect a director as provided in this subparagraph (b), (i) such holder shall have the exclusive right to remove such director, with or without cause, from time to time and elect his or her successor and (ii) any vacancies in the seat held by the director elected by the holder of the Series B Stock shall be filled only by vote of the holder of the Series B Stock.

(f)     Conversion Rights. The holder of the share of the Series B Stock shall have no conversion rights with respect to such share.

(g)     Nontransferability. The Series B Stock shall be issued to the UAW and the Series B Stock and any rights thereunder shall be nontransferable. Any attempted transfer shall be void and of no effect. The Corporation shall place on the certificate representing any issued share of the Series B Stock a legend consistent with the provisions hereof.

(h)     Definitions.

(i)     Employers. The term “Employers” shall have the meaning assigned to such term in the Settlement Agreement.

(ii)     Fully Funded Amount. The term “Fully Funded Amount” shall have the meaning assigned to such term in the Settlement Agreement.

(iii)     Fully Funded Date. The term “Fully Funded Date” shall have the meaning assigned to such term in the Settlement Agreement.

(iv)     Health Benefit Trust. The term “Health Benefit Trust” shall have the meaning assigned to such term in the Settlement Agreement.

(v)     Settlement Agreement. The term “Settlement Agreement” shall mean that certain settlement agreement entered into in 1993 between the Corporation, its employees, retirees and collective bargaining organizations.

(vi)     UAW. The term “UAW” shall have the meaning assigned to such term in the Settlement Agreement.

(i)     Rank of Series B Stock. The share of the Series B Stock shall rank junior upon liquidation to any other series of Preferred or Preference Stock authorized or designated after the initial date of issuance of the Series B Stock. The share of the Series B Stock shall rank senior upon liquidation to the shares of the Common Stock.

(j)     Retirement of Redeemed Shares, Etc. When redeemed, the share of the Series B Stock shall have the status of authorized and unissued Preference Stock.

(k)     Fractional Shares. No fractional shares of Series B Stock shall be issued.

(l)     Stock Calculations. In making any calculations with respect to holdings or ownership of the Corporation’s stock, the Corporation’s stock records shall be conclusive evidence of such holdings and ownership.

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